Exhibit 99.1

SCM Microsystems Reports First Quarter 2005 Results

          FREMONT, Calif., May 11 /PRNewswire-FirstCall/ -- SCM Microsystems, Inc. (Nasdaq: SCMM; Prime Standard: SMY), a leading provider of solutions that open the Digital World, today announced results for the first quarter ended March 31, 2005.

          Revenues in the first quarter of 2005 were $10.8 million, within the range of management guidance of $8 million to $11 million. This compares with revenues of $13.2 million in the first quarter of 2004. By product segment, first quarter 2005 revenues included $4.0 million from sales of Digital TV security modules, $5.0 million from sales of smart card readers and other products for PC and network security, and $1.7 million from sales of OEM flash media reader technology. Gross margin in the first quarter of 2005 was 34%, which was below the range of management guidance of 38% to 41% and reflected additional net inventory reserve provisions of $0.7 million, primarily related to the Company’s Digital TV and PC Security products.

          Operating expenses in the first quarter of 2005 were $7.7 million, including amortization of intangibles of $0.2 million and restructuring and infrequent charges of $0.2 million. This represents a decrease of 17% from expenses of $9.3 million in the first quarter of 2004, which included $0.4 million of charges for amortization, restructuring and other items. Operating loss for the quarter was $(4.1) million, compared with operating loss of $(3.9) million in the year ago quarter.

          Loss from continuing operations for the first quarter of 2005 was $(2.8) million, or $(0.18) per share, compared with net loss of $(3.6) million, or $(0.23) per share, in the first quarter of 2004.

          Balance Sheet
          Cash, cash equivalents and short-term investments at the end of the first quarter of 2005 were $44.0 million, compared with $46.2 million at December 31, 2004.

          Business and Market Highlights During the Quarter
          During the first quarter of 2005, SCM’s achievements included:

--

Certification of the Company’s DVB conditional TV modules for secure digital TV broadcast decryption by Swedish digital terrestrial TV operator BOXER-TV ACCESS, and the shipment to distributors of the first 10,000 modules for BOXER;

--	Selection by Jeju Broadcasting of South Korea to provide 100,000 of the Company’s OpenCable(TM) CableCARD(TM) modules for Jeju’s rollout of digital television pay-TV services to its subscribers;

--

Certification of the Company’s e-20 personal smart card reader for financial applications by MasterCard International, making it possible for financial institutions and other card issuers to use SCM’s mobile reader with the popular MasterCard OneSMART(TM) Chip Authentication Program;

--

Entry into an agreement with a.trust, an Austrian accredited trust center, to supply the Company’s smart card readers designed to enable the use of digital signatures on the new Maestro(R) debit card, which is currently expected to be activated and utilized for secure online transactions by 800,000 users by the end of 2007; and

--	Receipt of the prestigious Frost & Sullivan Technology Leadership Award for 2004 for the Company’s conditional access modules, for pioneering innovations in the world pay-TV equipment market.

In addition, the Company announced or introduced several new products, including:

--	A new smart card terminal designed to read the new German electronic healthcard, which is currently expected to be distributed to more than 60 million German citizens by the end of 2006;

--

The SDI 010 secure dual interface reader that combines contact and contactless interface capabilities to support the growing demand for badging and other personal identification applications utilizing contactless smart cards; and

--	New CHIPDRIVE(R) productivity solutions for time recording and password/ID management in the small office/home office environment.

          Robert Schneider, chief executive officer of SCM Microsystems commented, “We continue to work to bring to market new products that seek to address emerging opportunities and to press forward in our efforts to enter new markets. We are encouraged by our progress to date. We have signed agreements with three operators in South Korea to provide our CableCARD modules for secure access to digital pay-TV broadcasts; we have formed close alliances with customers, distributors and partners around the world to deploy our smart card readers for personal ID programs in the enterprise, healthcare and financial sectors; and we continue to work with systems integration partners to supply our readers for various U.S. government smart card-based security projects.”

          For the second quarter of 2005, management estimates that revenues will be in the range of $8 million to $12 million, reflecting continued pressure on sales of Digital TV products in Europe and a lack of visibility into the timing of anticipated digital security projects in the U.S. and Europe. Gross margin is expected to be between 38% and 41%.  Within this range of revenue and gross margin, SCM expects to record an operating loss in the second quarter of 2005.

          SCM does not plan to hold a conference call or webcast to discuss the results of its 2005 first quarter.  For more information on SCM’s first quarter results, please see the Company’s Quarterly Report on Form 10-Q for quarter ended March 31, 2005, filed with the U.S. Securities and Exchange Commission.

          NOTE:  The unaudited financial results contained within this release for the first quarter ended March 31, 2005 reflect continuing operations for the Company’s Security business only, as SCM sold its retail Dazzle(TM)-branded digital media and video business in July of 2003. SCM’s continuing Security business is focused on enabling secure access to digital content and services through the digital television and PC platforms. Financial results for the retail digital media and video business are being treated as discontinued operations.

          About SCM Microsystems
          SCM Microsystems is a leading supplier of solutions that open the Digital World by enabling people to conveniently access digital content and services. The company develops, markets and sells its smart card reader technology for PC, network and physical access and conditional access modules for secure digital TV decryption to OEM customers in the government, financial, enterprise and broadcasting markets worldwide. Global headquarters are in Fremont, California, with European headquarters in Ismaning, Germany. For additional information, visit the SCM Microsystems web site at www.scmmicro.com.

          NOTE:  This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are subject to risks and uncertainties which may cause actual results to differ materially from those contemplated herein. These include, without limitation, our statements regarding our expectations for revenues, gross margin and operating performance in the second quarter of 2005. Actual results could differ materially. Our financial results may not meet expectations. Other risks and uncertainties that could cause our actual business and operating results to differ include, but are not limited to our ability to grow based on a strategy of participating in multiple early stage markets; our ability to successfully develop and introduce new products that satisfy the evolving and increasingly complex requirements of customers; the markets in which we participate or target may not grow, converge or standardize at anticipated rates or at all; we may not successfully compete in the markets in which we participate or target; and competitors could take market share or create pricing pressure. For a discussion of further risks and uncertainties related to our business, please refer to our public company reports, including our Annual Report on Form 10-K for the year ended December 31, 2004 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2005, both filed with the U.S. Securities and Exchange Commission.

          NOTE:  All trade names are trademarks or registered trademarks of their respective holders.

SCM MICROSYSTEMS, INC.
Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)

	Three months ended March 31,

	2005	2004

Net revenue	$10,782	$13,230
Cost of revenue	7,148	7,825
Gross margin	3,634	5,405
Operating expenses:
Research and development	2,449	2,757
Sales and marketing	2,435	3,317
General and administrative	2,471	2,825
Amortization of intangible assets	176	303
Restructuring and other charges	189	91
Total operating expenses	7,720	9,293
Loss from operations	(4,086)	(3,888)
Interest and other, net	1,159	399
Loss from continuing operations before income taxes	(2,927)	(3,489)
Benefit (provision) for income taxes	87	(116)
Loss from continuing operations	(2,840)	(3,605)
Loss from discontinued operations	(136)	(29)
Gain on sale of discontinued operations	55	97
Net loss	$(2,921)	$(3,537)
Loss per share from continuing operations:
Basic and diluted	$(0.18)	$(0.23)
Income (loss) per share from discontinued operations:
Basic and diluted	$(0.01)	$0.00
Net loss per share:
Basic and diluted	$(0.19)	$(0.23)
Shares used in computing loss per share:
Basic and diluted	15,485	15,326

SCM MICROSYSTEMS, INC.
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	March 31, 2005	December 31, 2004

ASSETS
Current assets:
Cash, cash equivalents and short-term investments	$44,028	$46,153
Accounts receivable, net	6,861	8,700
Inventories	6,469	8,319
Other current assets	2,492	2,336
Total current assets	59,850	65,508
Property, equipment and other assets, net	5,657	6,059
Intangibles, net	1,480	1,740
Total assets	$66,987	$73,307
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$4,044	$4,790
Accrued expenses and other current liabilities	19,973	21,557
Total current liabilities	24,017	26,347
Deferred tax liability	130	131
Stockholders’ equity	42,840	46,829
Total liabilities and stockholders’ equity	$66,987	$73,307

SOURCE  SCM Microsystems, Inc.
          -0-                              05/11/2005
          /CONTACT:   Steve Moore, Chief Financial Officer, +1-510-360-2300, or
smoore@scmmicro.com, or Darby Dye, Investor Relations-US, +1-510-360-2302, or
ddye@scmmicro.com, or Manfred Mueller, Investor Relations-Europe,
+49 89 9595 5140, or mmueller@scmmicro.de, all of SCM Microsystems, Inc./
          /Web site:     http://www.scmmicro.com /